EXHIBIT 99.2
Unaudited Pro Forma Condensed Consolidated Financial Statements
The accompanying unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) for Globe Specialty Metals, Inc. (“Globe”) as of and for the year ended June 30, 2009 are based on the historical financial statements of Globe after giving effect to the disposition of Globe Metais Industria e Comercio Ltda. (“Globe Metais”), a wholly owned indirect subsidiary of Globe, on November 5, 2009 as more fully described in Item 2.01 of this Current Report on Form 8-K and applying the assumptions and adjustments described in the accompanying notes to the pro forma financial statements.
The accompanying pro forma condensed consolidated statement of operations is presented as if the disposition of Globe Metais had occurred on July 1, 2008. The accompanying pro forma condensed consolidated balance sheet is presented as if the disposition of Globe Metais had occurred on June 30, 2009.
The pro forma financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Globe Metais not been consolidated during the specified periods.
The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that Globe believes are reasonable under the circumstances. The pro forma financial statements, including notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Globe’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended June 30, 2009.
The pro forma financial statements are necessarily based upon allocations, assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the disposition of GMIC on the historical financial statements of Globe. The pro forma financial statements are presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the disposition of GMIC been completed during the period or as of the dates for which the pro forma financial statements are presented. In addition, the pro forma financial statements do not purport to project the financial condition or results of operations for any future date or period and should not be used as a basis for forecasting the future operations of Globe.

GLOBE SPECIALTY METALS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2009
(In thousands)
(Unaudited)

		Pro forma
	Historical	Adjustments		Pro Forma
Assets
Cash and Cash equivalents	$61,876	$47,639	(A)	$109,515
Accounts receivable	24,094	(1,765	)(B)	22,329
Inventories	67,394	(9,788	)(B)	57,606
Prepaid expenses and other current assets	24,675	(5,442	)(B)	19,233

	178,039	30,644		208,683
Property, plant and equipment	217,507	(29,289	)(B)	188,218
Goodwill	51,828	—		51,828
Other assets	25,906	(12,976	)(B)	12,930

	$473,280	$(11,621)		$461,659

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,341	(2,599	)(B)	18,742
Current portion of long-term debt	16,561	(6,000	)(B)	10,561
Short-term debt	6,688	—		6,688
Accrued expenses and other current liabilities	46,725	(6,112	)(B)	40,613

Total current liabilities	91,315	(14,711)		76,604
Long-term liabilities:
Long-term debt	36,364	(11,000	)(B)	25,364
Deferred tax liabilities	18,890	(147	)(B)	18,743
Other long-term liabilities	16,431	(1,474	)(B)	14,957

Total liabilities	163,000	(27,332)		135,668

Commitments and contingencies
Stockholders’ equity:
Common stock	7	—		7
Additional paid-in-capital	303,364	—		303,364
Retained earnings and accumulated other comprehensive income	1,016	15,711	(C)	16,727
Treasury stock at cost	(4)	—		(4)

Total Globe Specialty Metals, Inc. shareholders’ equity	304,383	15,711		320,094
Noncontrolling interest	5,897	—		5,897

Total shareholders’ equity	310,280	15,711	(C)	325,991

Total liabilities and stockholders’ equity	$473,280	$(11,621)		$461,659

The accompanying notes to Pro Forma Condensed Consolidated Financial Statements are an integral part of these financial statements.

GLOBE SPECIALTY METALS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended June 30, 2009
(In thousands, except per share data)
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Net sales	$426,291	$(32,679	)(D)	$393,612
Cost of goods sold	324,535	(14,346	)(E)	310,189
Selling, general and administrative expenses	61,823	(8,557	)(F)	53,266
Research and development	1,394	(130	)(F)	1,264
Goodwill and intangible asset impairment	69,704	—		69,704
Restructuring changes	1,711	(400	)(F)	1,311

Operating loss	(32,876)	(9,246)		(42,122)
Other income (expense):
Interest income and expense, net	(6,218)	1,591	(F)	(4,627)
Other income (loss)	5,319	(2,054	)(F)	3,265

Loss before provision for income taxes	(33,775)	(9,709)		(43,484)
Provision for income taxes	11,609	(2,438	)(G)	9,171

Net loss	(45,384)	(7,271)		(52,655)
Losses attributable to non controlling interest, net of tax	3,403	—		3,403

Net loss attributable to Globe Specialty Metals, Inc.	$(41,981)	$(7,271)		$(49,252)

Weighted average shares outstanding:
Basic	64,362	—		64,362
Diluted	64,362	—		64,362
(Loss) earnings per common share:
Basic	$(0.65)	—		$(0.77)
Diluted	(0.65)	—		(0.77)
The accompanying notes to Pro Forma Condensed Consolidated Financial Statements are an integral part of these financial statements.

NOTES TO PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — Basis of Presentation
On November 5, 2009, Globe sold 100% of its interest in Globe Metais Industria e Comercio Ltda. (“Globe Metais”) pursuant to a Purchase Agreement entered into on that same date by and among Globe and Dow Corning Corporation (“DCC”). The cash received by Globe in connection with the disposition was $65.6 million, which represents a purchase price of $75 million less withholding taxes and certain expenses. DCC assumed Globe Metais cash balances and $14.0 million of term debt. The purchase price is subject to adjustment for changes in working capital as provided for in the Purchase Agreement. Globe estimates such adjustment to be de minimus.
The accompanying pro forma condensed consolidated statement of operations is presented as if the disposition of Globe Metais had occurred on July 1, 2008. The accompanying pro forma condensed consolidated balance sheet is presented as if the disposition of Globe Metais had occurred on June 30, 2009. The pro forma financial statements reflect the assumptions and adjustments described in Note 2 below.
The sale of Globe’s equity interest in Globe Metais was executed in connection with the sale to a DCC affiliate of a 49% membership interest in WVA Manufacturing, LLC, (“WVA LLC”), an entity newly formed by Globe, and the execution of a long term supply agreement and an amendment to an existing supply agreement between DCC and Globe. The accompanying pro forma financial statements do not reflect the sale of the membership interest in WVA LLC or the long term or amended supply agreements.
For accounting purposes, Globe has allocated $75 million of the total purchase price received from DCC to the sale of the equity of Globe Metais and $100 million to the sale of membership interests in WVA LLC. The allocation of total purchase price to the separate transactions was based on the relative fair values of Globe Metais and the membership interests in WVA LLC.
Globe will recognize a gain on sale of Globe Metais of approximately $16 million. The gain on sale is preliminary because final analyses of the sale consideration, and the assets and liabilities included, are not yet complete. This gain is not reflected as a pro forma adjustment to the pro forma condensed consolidated statement of operations since it does not have a continuing impact to operations.
The financial information included in the column titled “Historical” was derived from Globe’s financial statements included in its Annual Report on Form 10-K (“10-K”) for the year ended June 30, 2009 and should be read in conjunction therewith. The historical financial information reflected in the 10-K has been recast to attribute net loss and net assets to non-controlling interest in accordance with Statement of Financial Accounting Standards No.

160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“Statement 160”), which Globe adopted effective July 1, 2009. (The transition provisions and effective dates of Statement 160 have been codified as FASB Accounting Standards Codification (“ASC”) 810-10-65-1.)
Note 2 — Pro Forma Adjustments
The accompanying pro forma financial statements reflect the following pro forma adjustments:
(A)	To reflect the elimination of Globe Metais cash balances of $14.5 million plus cash proceeds from the sale of $62.1 million (based on a purchase price of $75 million, less $10.4 million of taxes and expenses, less $2.5 million of debt assumed by DCC net of cash acquired), as if the sale had been consummated on June 30, 2009. Cash balance of $14.5 million reflects $3.2 million of purchases of finished goods and $6.7 million settlement of inter company balances due to Globe Metais as if the transaction had occurred on June 30, 2009.

(B)	To reflect the elimination of asset, liability and equity accounts of Globe Metais acquired or assumed by DCC. Finished goods inventory and net related party receivables (which totaled $3.2 million and $6.7 million, respectively at June 30, 2009) of Globe Metais were purchased and settled by Globe for cash prior to the disposition.

(C)	To reflect gain on sale of Globe Metais as if the disposition had occurred on June 30, 2009.

(D)	To eliminate $36.6 million of historical revenues of Globe Metais not retained by Globe. Revenues related to certain customer contracts retained by Globe have not been eliminated as such amounts represent part of the continuing operations of Globe. The pro forma adjustment includes the addition of $3.9 million of revenues related to sales to Globe Metais of carbon electrodes, which had previously been eliminated in consolidation.

(E)	To eliminate $17.3 million of historical cost of sales of Globe Metais associated with revenues not retained by Globe. Cost of sales associated with sales retained by Globe have been adjusted to reflect the prices which will be paid to Globe Metais for purchases of Silicon for resale to certain retained customers under the terms of the transaction. The pro forma adjustment includes the addition of $2.9 million of costs related to the sale of carbon electrodes to Globe Metais.

(F)	To eliminate the historical operating expenses and other income and expense of Globe Metais.

(G)	To eliminate $4.1 million of historical provision for income taxes of Globe Metais and reflect U.S. income taxes at the statutory rate in the applicable jurisdictions on the profit associated with sales to certain retained customers.

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